UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

Mirum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38981	83-1281555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, Suite 1050 Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 667-4085

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2021, the Board of Directors (the “Board”) of Mirum Pharmaceuticals, Inc. (the “Company”) appointed Carol L. Brosgart, M.D. as a director of the Company. Dr. Brosgart will serve as a Class I director, with an initial term expiring at the Company’s 2023 Annual Meeting of Stockholders. Dr. Brosgart will not initially serve on any committees of the Board.

Pursuant to the Company’s Non-Employee Director Compensation Policy (as it may be amended from time to time, the “Policy”), Dr. Brosgart was granted a stock option to purchase 34,000 shares of the Company’s common stock in connection with her appointment to the Board, which will vest in three equal annual installments measured from the date of grant, subject to Dr. Brosgart’s continuous service as of each such date. In addition, in accordance with the Policy, Dr. Brosgart will also receive an annual cash retainer of $40,000 for her Board service, which will be pro-rated for 2021. In addition, commencing with the Company’s 2022 Annual Meeting of Stockholders, Dr. Brosgart will be eligible to receive an annual option grant to purchase 17,000 shares of the Company’s common stock, subject to her continuous service as of each such date. If Dr. Brosgart is appointed to serve on a committee of the Board, she will be entitled to additional cash compensation under the Policy in connection with such service.

There were no arrangements or understandings between Dr. Brosgart and any other persons pursuant to which she was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Dr. Brosgart and the Company required to be disclosed herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 7, 2021, the record date for the Annual Meeting, 30,441,753 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the three persons listed below as Class II Directors, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Laurent Fischer, M.D.	18,252,171	3,612,859	5,202,756
Patrick Heron	20,083,048	1,781,982	5,202,756
Niall O’Donnell, Ph.D.	19,910,584	1,954,446	5,202,756

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,058,394	75	9,317	—

Item 8.01 Other Events.

On June 7, 2021, the Company issued a press release announcing the appointment of Dr. Brosgart to the Board. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: June 9, 2021	By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer